Exhibit 99.1

Dynavax Technologies Announces Proposed Public Offering of Common Stock, Non-Voting Preferred Stock and Warrants to Purchase Common Stock

Emeryville, Calif., August 7, 2019 (GLOBE NEWSWIRE) — Dynavax Technologies Corporation (Nasdaq: DVAX), a fully-integrated biopharmaceutical company focused on discovering, developing and commercializing novel vaccines, today announced that it intends to offer and sell, subject to market and other conditions, an aggregate of up to $60.0 million of shares of its common stock, shares of newly designated non-voting Series B Convertible Preferred Stock and warrants to purchase common stock in an underwritten public offering. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Cowen and William Blair are acting as joint book-running managers for the offering.

Dynavax anticipates using the net proceeds from the offering to fund activities associated with ongoing commercialization of HEPLISAV-B® and for general corporate purposes, including working capital.

The securities described above are being offered by Dynavax pursuant to a shelf registration statement that automatically became effective upon filing with the Securities and Exchange Commission (SEC) on August 8, 2017. A preliminary prospectus supplement related to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering, when available, may be obtained by contacting: Cowen and Company, LLC, Attention: Prospectus Department, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (631) 274-2806; or William Blair & Company, L.L.C., Attention: Prospectus Department, 150 North Riverside Plaza, Chicago, IL 60606, by telephone at (800) 621-0687 or by email at prospectus@williamblair.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Dynavax

Dynavax is a biopharmaceutical company focused on leveraging the power of the body’s innate and adaptive immune responses through toll-like receptor (TLR) stimulation. Dynavax discovers, develops and commercializes novel vaccines. Dynavax launched its first commercial product, HEPLISAV-B® [Hepatitis B Vaccine (Recombinant), Adjuvanted], in February 2018, following U.S. FDA approval for prevention of infection caused by all known subtypes of hepatitis B virus in adults age 18 years and older.

Forward-Looking Statements

This press release contains forward-looking statements, including statements related to the expectations regarding the timing and size of the proposed offering and the anticipated use of the net proceeds. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including market risks and uncertainties and the satisfaction of customary closing conditions for an offering of securities. For a discussion of these and other factors, please refer to Dynavax’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 as well as Dynavax’s subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and Dynavax undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof, except as required by law.

Contact:

ir@dynavax.com

510-665-7269